Exhibit 10.9

Certain identified information has been excluded because it is both not material and would likely cause competitive harm if publicly disclosed.

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment to License Agreement (this “Amendment”) is made effective as of October 9, 2017 (the “Second Amendment Effective Date”) between Virpax Pharmaceuticals, Inc. (“Virpax”) and MedPharm Limited (“MedPharm”). Virpax and MedPharm are each sometimes referred to herein as a “Party” and, collectively, as the “Parties.”

WHEREAS, Virpax and MedPharm are parties to that certain Option Agreement, dated as April 11, 2017, (the “MedPharm Option Agreement”);

WHEREAS, Virpax and MedPharm are also parties to that certain license agreement, dated as of June 6, 2017 under which MedPharm granted Virpax a license to certain MedPharm intellectual property (as amended, the “MedPharm License Agreement”, and together, with the MedPharm Option Agreement, the “MedPharm Agreements”);

WHEREAS, in consideration for the benefits to be gained by MedPharm under the MedPharm Agreements in connection with the continued development of products by Virpax, and in order to induce Virpax to continue the development plan it has initiated with respect to certain products under the MedPharm License Agreement, MedPharm has agreed to the amendment set forth below;

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendments.

a.	Section 4.1 of the MedPharm License Agreement is hereby deleted in its entirety and replaced with the following:

Intentionally Omitted.

b.	Section 4.2 of the License Agreement is hereby amended to increase the Developmental Milestone payment payable in connection with the first dosing of a human subject in a clinical trial from [**] to:

[**].

2.	Waiver. MedPharm hereby waives any and all defaults under the MedPharm Agreements in connection with a failure to make the upfront payment within the sixty day period reflected in the former Section 4.1 of the MedPharm License Agreement.

3.	No Other Amendment. Except as specifically set forth herein, the MedPharm Agreements shall remain in full force and effect.

Certain identified information has been excluded because it is both not material and would likely cause competitive harm if publicly disclosed.

In Witness Whereof, the parties hereto have duly executed this Amendment as of the Second Amendment Effective Date.

VIRPAX PHARMACEUTICALS, INC.

By:	/s/ Anthony Mack
Name:	Anthony Mack
Title:	President and CEO

MEDPHARM LIMITED

By:	/s/ Andrew Muddle
Name:	Andrew Muddle
Title:	CEO

 [signature page to MedPharm Amendment]